Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS GROWTH IN NET INCOME

AND LOANS IN THE FIRST QUARTER OF 2018

Pre-Tax Income up 23.6% Year-over-Year

First Quarter Loan Growth of $23.3 Million to $665.2 Million

HOPKINSVILLE, KY (April 27, 2018) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported operating results for the three month period ended March 31, 2018. For the three month period ended March 31, 2018, net income was $1.1 million, or $0.18 per share, compared to $935,000, or $0.15 per share, for the three month period ended March 31, 2017.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “We are excited to report that loans grew by $23.3 million in the three month period ended March 31, 2018. Economic activity in our market remains strong, providing a robust pipeline of new loan opportunities. For the three month period ended March 31, 2018, net interest income was $7.2 million, an increase of $432,000 compared to the three month period ended March 31, 2017. On a linked quarter basis, our net interest margin improved to 3.45% from 3.41% despite the tax law change that reduced the tax equivalent yield of our municipal bond portfolio by 0.78%. We remain confident in our Company’s future earning potential due to our strong asset quality, the size of our loan pipeline and the strength of our local economy.”

Financial Highlights

•	In the three month period ended March 31, 2018, total loans increased $23.3 million, representing an annualized growth rate of 14.5%. At March 31, 2018, total loans originated and outstanding in the Nashville, Tennessee loan production office were $80.5 million, compared to $48.3 million at March 31, 2017.

•	Non-accrual loans are $2.0 million, or 0.30% of total loans, at March 31, 2018, compared to $8.9 million, or 1.44% of total loans, at March 31, 2017.

•	At March 31, 2018, the Company held 1,340,394 shares of treasury stock with a weighted average cost of $12.44 per share. The Company may purchase an additional 297,966 shares of treasury stock under our current repurchase program. In the three month period ended March 31, 2018, the Company purchased 2,034 shares of treasury stock at a weighted average cost of $14.14 per share.

•	At March 31, 2018, the Company’s book value was $13.97 per share and the Tangible Common Equity Ratio was 9.49%. The Company’s book value computation does not include 423,679 unearned ESOP shares.

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HFBC Reports First Quarter Results

April 27, 2018

Results of Operations

In the three month periods ended March 31, 2018, December 31, 2017 and March 31, 2017, net interest income was $7.2 million, $7.0 million and $6.8 million. The improved level of net interest income is largely the result of loan portfolio growth. For the three month period ended March 31, 2018, the average balance of net loans was $647.2, compared to $631.5 million for the three month period ended December 31, 2017 and $615.4 million for the three month period ended March 31, 2017.

For the three month period ended March 31, 2018, the Company’s non-interest income was $1.7 million compared to $2.3 million for the three month periods ended March 31, 2017. In the three month period ended March 31, 2017, the Company received $160,000 of tax free payment on a bank owned life insurance policy and $250,000 from a one-time reimbursement from a vendor. For the three month period ended March 31, 2018, service charge income was $706,000 compared to $804,000 for the three month period ended March 31, 2017, respectively. Beginning January 1, 2017, the Company revised our retail transaction account product offerings which reduced the amount of transaction accounts that were not being assessed a monthly fee. During the first six months of 2017, the Company experienced elevated levels of service charge income as a result of these changes.

On a linked quarter basis, total non-interest income declined by $124,000. The decline in linked quarter non-interest income was largely the result of a $95,000 decline in service charge income and a $55,000 decline in mortgage origination income due to increases in long term interest rates. The decline in linked quarter service charge income is largely a seasonal issue that occurs as consumer spending declines following the fourth quarter holiday season.

For the three month periods ended March 31. 2018 and March 31, 2017, non-interest expenses were $7.5 million and $7.7 million, respectively. For the three months ended March 31, 2018, the increase in professional expenses was largely the result of an $180,000 increase in legal expenses compared to the three month period ended March 31, 2017. The table below outlines the most significant changes in non-interest expenses for the three month period ended March 31, 2018 and March 31, 2017:

	March 31, 2018	March 31, 2017	Dollar Change	Percentage Change
	(Dollars in Thousands, Except Percentages)
Salaries and benefits	$4,117	$4,236	($119)	-2.81%
State deposit tax	169	231	(62)	-26.84%
Professional services	466	348	118	33.91%
Advertising	308	381	(73)	-19.16%
Foreclosure, net	(6)	108	(114)	-105.56%
Other operating expenses	920	846	74	8.75%

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 27, 2018

Results of Operations (continued)

On a linked quarter basis, the Company’s non-interest expenses declined by $266,000. The linked quarter decline in non-interest expense was largely the result of a reduction in legal expenses. On a linked quarter basis, salaries and benefits expenses increased $200,000, or 5.1%. The increase in salaries and benefits expense includes approximately $164,000 related to seasonal vacation accruals and $87,000 related to employee payroll expenses. The table below outlines the most significant changes in non-interest expenses on a linked quarter basis:

	March 31, 2018	December 31, 2017	Change	Change
	(Dollars in Thousands, Except Percentages)
Salaries and benefits	$4,117	$3,917	$200	5.11%
Professional services	466	1,095	(629)	-57.44%
Advertising	308	365	(57)	-15.62%
Foreclosure, net	(6)	(80)	74	-92.50%
Other operating expenses	920	861	59	6.85%

Balance Sheet

At March 31, 2018, total assets were $914.0 million, compared to $917.5 million at December 31, 2017. At March 31, 2018, the Company’s brokered deposits were $50.6 million, a reduction of $9.5 million compared to December 31, 2017. For the three month period ended March 31, 2018, a combination of reduced brokered deposits and loan growth resulted in $23.5 million reduction in cash balances compared to December 31, 2017. A summary of loans outstanding by type at March 31, 2018 and December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017
	(Dollars in Thousands)
One-to-four family first mortgages	$167,947	$163,565
Second mortgages (closed end)	1,181	1,184
Home equity lines of credit	34,261	35,697
Multi-family	37,977	37,445
Construction	40,484	30,246
Land	9,096	14,873
Farmland	34,830	36,851
Non-residential real estate	234,900	224,952
Consumer loans	8,514	8,620
Commercial loans	96,527	88,938

Total loans, gross	665,717	642,371
Unearned income, net of fees	(539)	(443)
Less allowance for loan losses	(4,654)	(4,826)

Total loans	$660,524	$637,102

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 27, 2018

Asset Quality

For the three month periods ended March 31, 2018 and March 31, 2017, the Company’s net charge-offs totaled $239,000 and $238,000, respectively, or 0.15% of average loan balances. At March 31, 2018, the Company’s non-accrual loans were $2.0 million, or 0.30% of total loans, compared to $8.9 million, or 1.44% of total loans at March 31, 2017. The Company’s level of loans classified as substandard declined from $26.3 million at March 31, 2017 and $14.1 million at March 31, 2018. The table below provides a history of the Company’s significant credit quality metrics:

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
	(Dollars in Thousands, Except Percentages)
Loans past due 30-89 days	432	393	754	2,910	746
Loans past due 90 + days accruing interest	—	88	—	—	—
Total non-accrual loans	2,004	1,285	1,739	8,579	8,944
Total loans classified as substanard or doubtful	14,082	10,780	11,217	24,808	26,345
Total performing TDR loans	3,255	3,163	3,371	3,388	4,237
Total foreclosed assets	3,329	3,369	4,975	1,408	2,111
Quarterly net charge offs	239	(336)	2,451	(956)	239

Non-accrual loans / Total loans	0.30%	0.20%	0.28%	1.34%	1.44%
Non-performing assets / Total assets	0.58%	0.52%	0.74%	1.09%	1.20%
Allowance / Total loans	0.70%	0.75%	0.76%	1.12%	0.99%
Allowance / Non-accrual loans	232.19%	375.74%	275.96%	83.69%	68.92%
Substandard loans / Risk based capital	13.94%	10.72%	11.08%	24.28%	26.15%
Quarterly net charge off ratio (annualized)	0.15%	-0.21%	1.54%	-0.61%	0.16%
FTE Employees	227	229	227	230	234

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 27, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in Thousands)

	3/31/2018	12/31/2017	09/30/17	06/30/17	03/31/17
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets
Cash and due from banks	$18,472	$37,965	$23,469	20,208	30,663
Interest-earning deposits in banks	3,149	7,111	9,842	4,801	19,408

Cash and cash equivalents	21,621	45,076	33,311	25,009	50,071
Federal Home Loan Bank stock, at cost	4,428	4,428	4,428	4,428	4,428
Securities available for sale	180,212	184,791	192,287	205,363	207,580
Loans held for sale	2,706	1,539	1,749	2,386	1,091
Loans receivable	665,178	641,928	630,202	638,422	621,644
Allowance for loan losses	(4,654)	(4,826)	(4,799)	(7,180)	(6,164)
Accrued interest receivable	3,212	3,589	3,414	3,332	3,121
Foreclosed assets	3,329	3,369	4,975	1,408	2,111
Bank owned life insurance	10,439	10,368	10,287	10,192	10,120
Premises and equipment, net	22,619	22,700	22,945	23,097	23,225
Deferred tax assets	2,127	1,764	2,292	3,025	2,918
Other assets	2,748	2,784	2,973	2,645	3,162

Total assets	$913,965	$917,510	$904,064	$912,127	$923,307

Liabilities:
Deposits:
Non-interest-bearing accounts	$139,093	$136,197	$128,184	$132,305	$136,333
Interest-bearing accounts
NOW accounts	219,483	208,496	196,315	216,256	217,562
Savings and money market accounts	101,153	104,347	97,929	98,269	100,009
Other time deposits	287,077	304,969	308,801	299,114	311,839

Total deposits	746,806	754,009	731,229	745,944	765,743
Advances from Federal Home Loan Bank	25,000	23,000	31,000	21,000	11,000
Repurchase agreements	41,792	38,353	37,829	41,820	45,492
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	3,304	4,426	4,461	4,262	3,301

Total liabilities	827,212	830,098	814,829	823,336	835,846

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 27, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in Thousands, Except Percentages, Share and Per Share Data)

	3/31/2018	12/31/2017	09/30/17	06/30/17	03/31/17
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Stockholders’ equity:
Common stock, par value $.01	80	80	80	80	80
Additional paid-in-capital	58,875	58,825	58,777	58,750	58,705
Retained earnings	51,957	51,162	51,646	50,552	49,721
Treasury stock- common , at cost	(16,684)	(16,655)	(15,931)	(15,361)	(15,356)
Unearned ESOP Shares, at cost	(5,759)	(5,901)	(6,125)	(6,269)	(6,414)
Accumulated other comprehensive income, net of taxes	(1,716)	(99)	788	1,039	725

Total stockholders’ equity	86,753	87,412	89,235	88,791	87,461

Total liabilities and stockholders’ equity	$913,965	$917,510	$904,064	$912,127	$923,307

Additional Capital Information

	3/31/2018	12/31/2017	09/30/17	06/30/17	03/31/17
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Preferred stock authorized	500,000	500,000	500,000	500,000	500,000
Preferred stock outstanding	—	—	—	—	—
Common shares authorized	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Common shares issued	7,988,983	7,976,131	7,976,131	7,964,076	7,963,378
Common shares outstanding	6,648,589	6,637,771	6,688,674	6,716,809	6,716,549
Treasury shares	1,340,394	1,338,360	1,287,457	1,247,267	1,246,829
Unearned ESOP shares	423,679	434,548	465,861	476,862	488,161
Book value per share (excludes unearned ESOP shares)	$13.97	$14.09	$14.34	$14.23	$14.04

Tier 1 leverage ratio	10.6%	10.6%	10.9%	10.4%	10.6%
Total risk based capital ratio	15.5%	16.0%	16.3%	16.1%	16.1%
Common equity tier 1 capital ratio	14.8%	15.2%	15.6%	15.0%	15.1%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 27, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Quarterly Statements of Income

(Dollars in Thousands)

(Unaudited)

	For the three month periods ended
	3/31/2018	12/31/2017	09/30/17	06/30/17	03/31/17
Interest and dividend income:
Loans receivable	7,477	7,208	7,260	6,963	6,736
Investment in securities, taxable	1,079	1,081	1,124	1,155	1,118
Nontaxable securities available for sale	213	218	233	280	283
Interest-earning deposits	29	34	18	21	23

Total interest and dividend income	8,798	8,541	8,635	8,419	8,160

Interest expense:
Deposits	1,244	1,240	1,206	1,197	1,167
Advances from Federal Home Loan Bank	92	97	89	30	32
Repurchase agreements	154	117	130	119	103
Subordinated debentures	122	112	112	108	104

Total interest expense	1,612	1,566	1,537	1,454	1,406

Net interest income	7,186	6,975	7,098	6,965	6,754
Provision for loan losses	68	56	71	59	291

Net interest income after provision for loan losses	7,118	6,919	7,027	6,906	6,463

Non-interest income:
Service charges	706	801	819	800	804
Merchant card income	308	306	299	315	302
Mortgage orgination revenue	319	374	335	278	334
Gain (loss) on sale of securities	27	(9)	162	14	2
Income from bank owned life insurance	71	81	95	72	235
Financial services commission	138	117	134	145	140
Other operating income	175	198	186	212	479

Total non-interest income	1,744	1,868	2,030	1,836	2,296

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 27, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three month periods ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Non-interest expenses:
Salaries and benefits	4,117	3,917	3,919	3,977	4,236
Occupancy	782	700	716	729	775
Data processing	784	779	795	546	764
State deposit tax	169	170	169	200	231
Professional services	466	1,095	409	464	348
Advertising	308	365	240	368	381
Foreclosure, net	(6)	(80)	(25)	6	108
Loss on sale of asset	—	(1)	—	3	—
Other operating expenses	920	861	945	940	846

Total non-interest expense	7,540	7,806	7,168	7,233	7,689

Income before income tax expense	1,322	981	1,889	1,509	1,070
Income tax expense	196	1,159	486	368	135

Net income	1,126	(178)	1,403	1,141	935

Net income per share
Basic	$0.18	($0.03)	$0.22	$0.18	$0.15

Diluted	$0.18	($0.03)	$0.22	$0.18	$0.15

Dividend per share	$0.05	$0.05	$0.05	$0.05	$0.04

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 27, 2018

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in Thousands, Except Percentages)

(Unaudited)

	Three month periods ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Average Balance Sheet Data
Loans, net of allowance	647,204	631,463	636,955	622,606	615,382
Available for sale taxable securities	160,582	164,667	173,624	177,260	176,824
Available for sale tax free securities	26,856	27,361	29,090	32,919	33,868
Interest bearing deposits held in banks	6,030	8,418	4,351	5,888	9,260
Average earning assets	840,672	831,909	844,020	838,673	835,334
Average non-earning assets	69,290	74,856	64,913	70,359	75,527
Average assets	909,962	906,765	908,933	909,032	908,861
Average interest bearing deposits	612,019	611,371	612,655	628,583	625,104
Repurchase agreements	39,072	34,677	37,978	39,138	41,840
FHLB borrowings	23,656	25,174	26,909	11,176	13,433
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total average interest bearing liabilities	685,057	681,532	687,852	689,207	690,687
Average non-interest bearing deposits	133,412	132,624	126,039	128,078	126,809
Average other non-interest bearing liabilities	32,887	3,365	5,628	3,915	3,993
Average total equity	87,336	89,244	89,214	87,832	87,372

	Three month periods ended
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
Tax equivalent yield / Cost of:
Loans, fully tax equivalent	4.62%	4.58%	4.57%	4.48%	4.38%
Available for sale taxable securities	2.69%	2.63%	2.59%	2.61%	2.53%
Available for sale tax free securities, fully tax equivalent	3.96%	4.76%	4.78%	5.09%	5.00%
Average yield of interest bearing deposits	1.92%	1.62%	1.65%	1.43%	0.99%
Yield on total interest earning assets	4.21%	4.17%	4.15%	4.09%	3.98%
Cost of total average deposits	0.67%	0.67%	0.65%	0.63%	0.62%
Cost of average total interest bearing liabilities	0.94%	0.92%	0.89%	0.84%	0.81%
Fully tax equivalent interest rate spread	3.30%	3.25%	3.26%	3.25%	3.17%
Fully tax equivalent net interest margin	3.45%	3.41%	3.43%	3.39%	3.31%
Net income	1,126	225	1,403	1,141	935
Return on Assets	0.49%	0.10%	0.62%	0.50%	0.41%

This information is preliminary and based on company data available at the time of the presentation.

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